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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into this Registration Statement of American Tower Corporation on Form S-1 filed pursuant to Rule 462(b) of our report dated February 7, 1997 and October 9, 1997 as to note 9 to the financial statements (relating to the financial statements of Diablo Communications of Southern California, Inc.) appearing in the Prospectus included in Registration Statement No. 333-70881 of American Tower Corporation on Form S-1.

We also consent to the incorporation by reference into this Registration Statement of the reference to us under the headings "Experts" in such Prospectus.

Rooney, Ida, Nolt & Ahern
Certified Public Accountants

Oakland, California
February 3, 1999